Ex. 10.1

BioLargo, Inc.
Engagement Extension Agreement

This Engagement Extension Agreement (the “Extension”) references the Engagement Agreement and Scope Letter dated February 1, 2008 (“2008 Agreement”) by and between CFO 911 (the “Advisor”) and BioLargo, Inc. (the “Company”), and the written extensions to that agreement dated February 23, 2009 and February 1, 2010 (the “Prior Extensions”), pursuant to which Charles K. Dargan II agreed to serve as the Company’s Chief Financial Officer. The parties desire to extend the terms of the prior agreements for a period of one year, pursuant to the terms of this Extension. The 2008 Agreement, the Prior Extensions, and this Extension are collectively referred to herein as the “Agreement”.

Except as expressly amended herein, all terms and conditions set forth in the 2008 Agreement and Prior Extension are incorporated herein by this reference, and continue to be in full force and effect. Effective February 1, 2011, the Advisor and the Company hereby agree to extend the Term of the engagement as set forth in the 2008 Agreement for one year (the “Extended Term”), to expire January 31, 2012. Notwithstanding the foregoing, either party may terminate this Agreement upon 30 days’ written notice.

During the Extended Term, the Advisor shall receive the cash compensation as set forth in the 2008 Agreement. In addition to cash compensation, the Advisor will be issued an option (the “Option”) to purchase 120,000 shares of the Company’s common stock, pursuant to the Company’s 2007 Equity Incentive Plan. The Option shall vest over a period of 10 months, with 10,000 shares vesting upon execution of this Extension, and an additional 10,000 shares vesting each month thereafter, so long as this Agreement is in full force and effect. The Option shall be exercisable at a per share price equal to the closing price of the Company’s common stock on the date of this Extension, and shall expire March 22, 2021.

AGREED TO AND ACCEPTED THIS 22nd DAY OF MARCH, 2011

CFO 911 8055 W. Manchester Ave., Suite 405 Playa del Rey, CA 90232	BioLargo, Inc. 16333 Phoebe La Mirada, CA 90638

By: /s/ Mr. Charles K. Dargan II	By: /s/ Mr. Dennis P. Calvert
Name: Mr. Charles K. Dargan II	Name: Mr. Dennis P. Calvert
Title: Chief Executive Officer	Title: President
Date: March 22, 2011	Date: March 22, 2011